UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2024, Stran & Company, Inc., a Nevada corporation (the “Company”), received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), issuing a Staff delisting determination (the “Staff Determination”). The Staff Determination noted that the Staff had notified the Company on June 21, 2024, August 23, 2024, and November 21, 2024, that the Company did not comply with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”) because the Company had not filed its Quarterly Reports on Forms 10-Q for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024 (the “Forms 10-Q”), with the Securities and Exchange Commission (the “SEC”). The Staff Determination noted that, based on the Staff’s review and the materials submitted on August 20, 2024, the Staff granted the Company an exception until December 16, 2024, to regain compliance with the Filing Rule. The Staff Determination stated that the Company had not met the terms of the exception. Specifically, the Company has not filed the Forms 10-Q as required by the Filing Rule. The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s common stock.

The Staff Determination notified the Company that the Company may request a hearing before a Nasdaq Hearings Panel (“Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A request for a hearing regarding a delinquent filing will automatically stay the suspension of the Company’s securities for a period of 15 calendar days from the date of the hearing request. However, when the Company requests a hearing, it may also request an extension of the stay through the hearing and the expiration of any additional extension period granted by the Hearings Panel following the hearing. However, there can be no assurance that the Hearings Panel will grant the Company an additional extension, or that the Hearings Panel will grant the Company’s request for an extended stay, or that the Company will be able to regain compliance by the end of any additional extension period. In the unlikely event that Nasdaq is not able to rule on the stay request prior to the expiration of the automatic stay, it has been Nasdaq’s recent practice to take no action until the Hearings Panel is able to make a ruling on the extended stay request. Upon such Hearings Panel ruling on the extended stay, the Company intends to make a further announcement.

Accordingly, the Company intends to timely submit a request for a hearing and for an extended stay before a Hearings Panel.

Item 7.01 Regulation FD Disclosure.

On December 20, 2024, the Company issued a press release related to the information described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and Chief Executive Officer

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